Heliogen, Inc. Announces Third Quarter 2022 Financial and Operational Results; Reports Commercial Progress on Green Hydrogen Initiatives

PASADENA, CA, November 7, 2022 – Heliogen, Inc. (“Heliogen”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today provided its third quarter 2022 financial results.

Third Quarter 2022 Highlights

•Selected to receive a $4.1 million award from the U.S. Department of Energy to accelerate the large-scale development and deployment of a solar thermal calciner to decarbonize cement production
•Entered into a letter of intent with Dimensional Energy for the production of sustainable aviation fuel
•Successfully completed initial field testing of ChariotAV, Heliogen’s autonomous heliostat cleaning vehicle
•Began final qualification for main production lines at Heliogen’s automated, high-volume manufacturing facility
•Appointed industrial energy transition veteran Barbara Burger to Heliogen’s Board of Directors

Recent Highlights

•Entered into a memorandum of understanding (“MOU”) with the City of Lancaster, California to build a new green hydrogen production facility deploying Heliogen’s technology

Executive Commentary

“During the third quarter, Heliogen continued to make progress towards its goal of deploying its groundbreaking, AI-enabled concentrating solar thermal energy technology,” said Bill Gross, Founder and Chief Executive Officer of Heliogen. “The successful completion of the initial field testing of our ChariotAV autonomous heliostat cleaning vehicle and the start of final qualification for our automated, high-volume heliostat production lines, moves us that much closer to achieving these goals.”

“By signing the MOU with the City of Lancaster, California for the production of green hydrogen, Heliogen continues to grow its portfolio of hydrogen-focused customers. Between our Brenda Solar Energy Zone project for large-scale hydrogen production in an area ideally located for both long-haul transportation and for shipping to other end markets, our agreement with Dimensional Energy for the production of sustainable aviation fuel and now this agreement with the City of Lancaster, Heliogen is building a diverse portfolio of hydrogen customers and end-use markets.”

“With the passage of the Inflation Reduction Act and its $3.00 per kilogram hydrogen production tax credit, we seem to be witnessing a tipping point that is greatly elevating hydrogen’s role in the transition from a petroleum economy to a low-carbon society.”

Memorandum of Understanding with the City of Lancaster, California

Heliogen and the City of Lancaster, California recently entered into a non-binding MOU to work together to create a green hydrogen production facility, with a capacity of up to 1500 metric tons of green hydrogen fuel per year, intended to help the City of Lancaster achieve its goal to become one of the first net zero cities in the United States. The facility is expected to produce green hydrogen that can be sold to industrial customers in Lancaster and the greater Los Angeles area. The MOU is subject to negotiation and execution of a definitive agreement.

This agreement contemplates Heliogen as the technology provider, project developer, builder, operator and equity partner in the project. Heliogen intends to bring on an equity provider to fund construction and own the asset. The City of Lancaster will assist in site identification, review by its City Council and the community, support for the permitting process and evaluation of economic development potential.

2022 Guidance Revision

Heliogen is working to finalize its second commercial-scale contract by year end, which would be within its guidance range of two to three modules contracted. Heliogen believes the number of modules contracted is the most useful indicator of demand for its products and technology at this stage in its lifecycle. Over time, Heliogen expects these contracts to be converted to revenue as the projects are installed, although there is no assurance as to the time period for such conversion.

Due to delays in project timing, Heliogen now expects 2022 revenues of $12 - $14 million, revised from its prior guidance of $20 - $25 million. This change reflects a shift in timing of earned revenue, but the associated total project revenue on its first commercial-scale contract remains unchanged.

Third Quarter 2022 Financial Results

For the third quarter 2022, Heliogen reported total revenue of $3.1 million, total operating expenses of $29.4 million and net loss of $27.8 million. Heliogen’s net loss was driven primarily by growth of Heliogen’s operations to support its first commercial-scale projects, including personnel costs such as a non-cash stock-based compensation expense of $10.0 million. Heliogen’s Adjusted EBITDA, which excludes the non-cash stock-based compensation expense and other impacts, was negative $19.2 million for the third quarter 2022.

Conference Call Information

The Heliogen management team will host a conference call to discuss its third quarter 2022 financial results on Tuesday, November 8, 2022, at 10:00 a.m. EST. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Heliogen’s website at www.heliogen.com. The call can also be accessed live via telephone by dialing 1-877-407-0789 (1-201-689-8562 for international callers) and referencing Heliogen.

An archive of the webcast will also be available shortly after the call on the Investor Relations section of Heliogen’s website.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Use of Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhance the overall understanding of our past financial performance and future prospects, and remove items that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Heliogen’s current and historical results: EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our guidance for full-year 2022, the development of our manufacturing and production facilities, achieving our financial and operational goals, progress with potential customers, expected impacts of recent legislation and future growth opportunities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iii) our ability to access sources of capital to finance operations, growth and future capital requirements; (iv) our ability to maintain and enhance our products and brand, and to attract and retain customers; (v) our ability to scale in a cost effective manner; (vi) changes in applicable laws or regulations; (vii) the ongoing impacts of the COVID-19 pandemic and the potential impacts of Russia’s invasion of Ukraine on our business; (viii) developments and projections relating to our competitors and industry; (ix) our ability to access sources of capital to finance operations, growth and future capital requirements; and (x) our ability to protect our intellectual property. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K/A for the annual period ended December 31, 2021 and other documents filed by Heliogen from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.
Heliogen Investor Contact
Louis Baltimore
Investor Relations
Louis.Baltimore@Heliogen.com
Heliogen Media Contact:
Cory Ziskind
ICR, Inc.
HeliogenPR@icrinc.com

Heliogen, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
($ in thousands, except per share and share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$3,100	$2,202	$9,031	$3,563
Cost of revenue	3,423	1,375	44,061	2,736
Gross profit (loss)	(323)	827	(35,030)	827

Operating expenses:
Selling, general, and administrative	18,268	8,687	60,733	15,099
Research and development	11,168	4,618	26,448	8,891
Total operating expenses	29,436	13,305	87,181	23,990
Operating loss	(29,759)	(12,478)	(122,211)	(23,163)

Interest income, net	259	197	666	407
SAFE instruments remeasurement	—	(15,533)	—	(62,993)
Gain (loss) on warrant remeasurement	369	(322)	12,679	(2,604)
Other income (expense), net	1,256	(140)	1,071	(312)
Net loss before taxes	(27,875)	(28,276)	(107,795)	(88,665)
Income tax benefit	46	—	781	—
Net loss	(27,829)	(28,276)	(107,014)	(88,665)
Other comprehensive loss, net of taxes
Unrealized losses (gains) on available-for-sale securities	(18)	7	(524)	(7)
Cumulative translation adjustment	(173)	(57)	(497)	(57)
Total comprehensive loss	$(28,020)	$(28,326)	$(108,035)	$(88,729)

Loss per share
Loss per share – Basic and Diluted	$(0.14)	$(2.45)	$(0.57)	$(8.32)
Weighted average number of shares outstanding – Basic and Diluted	192,580,125	11,545,919	188,827,770	10,650,897

Heliogen, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$35,444	$190,081
Investments, available-for-sale	124,034	32,332
Other current assets	13,361	4,770
Total current assets	172,839	227,183
Non-current assets	44,724	30,265
Total assets	$217,563	$257,448
LIABILITIES AND SHAREHOLDERS’ EQUITY
Trade payables	$2,335	$4,645
Contract liabilities	8,540	513
Contract loss provisions	30,526	397
Other current liabilities	7,410	6,974
Total current liabilities	48,811	12,529
Long-term liabilities	17,501	30,861
Total liabilities	66,312	43,390
Shareholders’ equity	151,251	214,058
Total liabilities and shareholders’ equity	$217,563	$257,448

Non-GAAP Financial Measures

EBITDA represents condensed consolidated net loss before (i) interest (income) expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA represents EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

The following reconciles net loss to EBITDA and Adjusted EBITDA for the periods as shown:

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in thousands	2022	2021	2022	2021
Net loss	$(27,829)	$(28,276)	$(107,014)	$(88,665)
Adjustments
Interest income, net	(259)	(197)	(666)	(407)
Income tax benefit	(46)	—	(781)	—
Depreciation and amortization	836	138	2,289	272
EBITDA	$(27,298)	$(28,335)	$(106,172)	$(88,800)
Adjustments
SAFE instruments remeasurement(1)	—	15,533	—	62,993
(Gain) loss on warrant remeasurement(2)	(369)	322	(12,679)	2,604
Share-based compensation	9,972	1,485	34,478	2,049
Provision for contract losses (3)	—	—	33,737	—
Contract losses incurred (3)	(342)	—	(3,502)	—
Change in fair value of contingent consideration(4)	(1,116)	—	(1,063)	—
Adjusted EBITDA	$(19,153)	$(10,995)	$(55,201)	$(21,154)
__________________
(1)Represents the change in fair value on our SAFE instruments which were converted to common stock immediately prior to the closing of the business combination with Athena Technology Acquisition Corp.
(2)Represents the change in fair value on our warrant liabilities for the outstanding warrants that we assumed in the business combination with Athena Technology Acquisition Corp.
(3)Represents contract losses with customers for which estimated costs to satisfy performance obligations exceeded considerations expected to be realized. Contract loss is reduced and recognized in cost of revenue as expenditures are incurred and related revenue is recognized.
(4)Represents the change in fair value of our contingent consideration related to an acquisition completed in 2021.